UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2011
SWISHER HYGIENE INC.

(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-35067	27-3819646

(Commission File Number)	(I.R.S. Employer Identification No.)

4725 Piedmont Row Drive, Suite 400 Charlotte, North Carolina	28210

(Address of Principal Executive Offices)	(Zip Code)
(704) 364-7707
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.
Amendment to Credit Facilities
     On February 28, 2011, Swisher International Inc. (“Swisher International”) and HB Service, LLC (“HB Service”), each a wholly owned subsidiary of Swisher Hygiene Inc. (“Swisher Hygiene”), entered into an Omnibus Amendment Agreement with Wells Fargo Bank, National Association (the “Bank”) to amend the terms of the following credit agreements: (1) the Credit Agreement, dated as of November 14, 2005, as amended, pursuant to which the Bank has made available to Swisher International a revolving credit facility in the aggregate principal amount of $10 million (the “$10 million credit facility”) and (2) the Credit Agreement, dated as of June 25, 2008, as amended, pursuant to which the Bank has made available to HB Service a revolving credit facility in the aggregate principal amount of $15 million (the “$15 million credit facility” and collectively with the $10 million credit facility, the “Credit Facilities”). Pursuant to the Omnibus Amendment Agreement, the maturity date of the Credit Facilities was extended to January 15, 2012 from February 28, 2011.
     In addition, pursuant to the Omnibus Amendment Agreement, Swisher Hygiene agreed to the following financial covenants: (1) Swisher Hygiene and its subsidiaries must maintain, at all time, unencumbered cash and cash equivalents not less than $10 million and (2) will not permit the consolidated EBITDA (as defined in the Omnibus Amendment Agreement) of Swisher Hygiene and its subsidiaries for the period of the four consecutive fiscal quarters ending on June 30, 2011 to be less than $5 million and for the period of the four consecutive fiscal quarters ending as of September 30, 2011 to be less than $7 million. Also, pursuant to the Omnibus Amendment Agreement, the Bank released H. Wayne Huizenga from his obligations under the guaranty agreements made by Mr. Huizenga in favor of the Bank, dated as of June 25, 2008.
     A copy of the Omnibus Amendment Agreement is attached hereto as Exhibit 10.1 to this report, and is incorporated herein by reference.
Choice Acquisition
     Assignment Agreement
     On February 28, 2011, Swisher Hygiene, P&C Holdings, L.L.C. (“P&C”), and Nicholas Cascione, the sole member of P&C, entered into an Assignment of Shares Agreement (“Assignment Agreement”). Pursuant to the Assignment Agreement, certain stockholders of Choice received $5.7 million in exchange for their shares of Choice common stock in lieu of the merger consideration described in the Merger Agreement (as described below). Pursuant to the Assignment Agreement, P&C assigned to Swisher Hygiene all of its rights and interests under the Agreement and Plan of Merger, dated as of February 13, 2011, among Swisher Hygiene, SWSH Merger Sub, Inc. (“Merger Sub”), Choice Environmental Services, Inc. (“Choice”) and the other parties as set forth in the agreement (the “Merger Agreement”).
     A copy of the Assignment Agreement is attached as Exhibit 10.2 to this report, and is incorporated herein by reference.
     Amendment to Merger Agreement
     On February 28, 2011, Swisher Hygiene, Merger Sub, Choice and the other parties as set forth in the agreement entered into an Amendment (the “Amendment”) to the Merger Agreement. The sole purpose of the Amendment was to eliminate the escrow agent as a party to the Merger Agreement and to agree to set forth the obligations of the escrow agent, which are ministerial in nature, in a separate escrow agreement.
     A copy of the Amendment is attached hereto as Exhibit 2.1 to this report, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.
     On March 1, 2011, Swisher Hygiene closed its previously announced acquisition of Choice pursuant to the Merger Agreement, as amended. Under the terms of the Merger Agreement, as amended, Merger Sub merged with and into Choice, and Choice will continue as the surviving entity and a wholly-owned subsidiary of Swisher Hygiene. Upon the closing of the acquisition of Choice, with the exception of the shares of Choice subject to the Assignment Agreement, which Swisher Hygiene currently owns, all shares of Choice have been exchange for shares of Swisher Hygiene.
     As consideration for the acquisition, Swisher Hygiene issued 8,281,924 shares of its common stock to the former shareholders of Choice at the agreed-upon value of $44.4 million. In addition, certain shareholders of Choice received $5.7 million in cash and two of Choice’s officers received warrants to purchase an additional 688,557 shares and an additional 229,519 shares of common stock, respectively, at an exercise price of $6.21 (the “Warrants”). The Warrants expire on March 31, 2010 and the vesting schedule of the Warrants is as follows: 75% of the warrant to purchase 688,557 shares of common stock vested immediately; 25% of the warrant to purchase 229,519 shares of common stock vested immediately; and the remainder of each warrant may be exercised at any time prior to the expiration date if the holders of the warrants simultaneously exercise their rights to purchase the shares of common stock. Swisher Hygiene also assumed approximately $41.5 million in debt, and expects to pay down a majority of this debt with proceeds from its recently completed subscription receipt offering, which Swisher Hygiene previously reported on its Current Report on Form 8-K dated February 11, 2011 (the “Subscription Receipts Offering”).
     On March 1, 2011, in connection with the closing of the acquisition of Choice, the 12,262,500 subscription receipts issued in connection the Subscription Receipts Offering were exchanged for 12,262,500 shares of the Company’s common stock.
     The shares of common stock and the Warrants issued in connection with the acquisition of Choice, and the shares of common stock underlying the Warrants, when such shares are issued in accordance with the terms of the Warrants, will be issued, pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (“the Securities Act”), and Rule 506 thereunder, which exemption Swisher Hygiene believes is available because the securities were not offered pursuant to a general solicitation and due to the status of the recipients of the securities as “accredited investors,” as defined in Regulation D under the Securities Act. The shares of common stock issued in exchange for the subscription receipts were issued pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, which exemption Swisher Hygiene believes is available because the shares of common stock were issued in exchange for the subscription receipts held by existing security holders and no commission or other remuneration was paid or given directly or indirectly in connection with the solicitation of such exchange.
     A copy of the Swisher Hygiene’s press release dated March 1, 2011 announcing the completion of the acquisition of Choice is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 3.02	Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 to this report is incorporated in this Item 3.02 by reference.

Item 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.
(b) Pro Forma Financial Information
The required financial statements will be filed on Form 8-K/A as soon as practicable, but not later than 71 calendar days after the date of this Form 8-K.

(d) Exhibits.

2.1	Amendment to Agreement and Plan of Merger, dated as of February 28, 2011, by and among Swisher Hygiene Inc., SWSH Merger Sub, Inc., Choice Environmental Services, Inc., and the other parties set forth therein.

10.1	Omnibus Amendment Agreement, effective as of February 28, 2011, by and between Swisher International, Inc. HB Service, LLC and Wells Fargo Bank, National Association.

10.2	Assignment of Shares Agreement, dated as of February 28, 2011, between P&C Holdings, L.L.C., Nicholas Cascione and Swisher Hygiene Inc.

99.1	Press release, dated March 1, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2011	SWISHER HYGIENE INC.
	By:	Steven R. Berrard
Steven R. Berrard
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

2.1	Amendment to Agreement and Plan of Merger, dated as of February 28, 2011, by and among Swisher Hygiene Inc., SWSH Merger Sub, Inc., Choice Environmental Services, Inc., and the other parties set forth therein.

10.1	Omnibus Amendment Agreement, effective as of February 28, 2011, by and between Swisher International, Inc. HB Service, LLC and Wells Fargo Bank, National Association.

10.2	Assignment of Shares Agreement, dated as of February 28, 2011, between P&C Holdings, L.L.C., Nicholas Cascione and Swisher Hygiene Inc.

99.1	Press release, dated March 1, 2011.

6